FORM 8-A


               Securities and Exchange Commission
                     Washington, D.C. 20549


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934
                              and
               LISTING OF SUCH SECURITIES ON THE
                 NEW YORK STOCK EXCHANGE, INC.


                    PHILLIPS PETROLEUM COMPANY
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


        Delaware                         73-0400345
-----------------------      ------------------------------------
(State of incorporation      (I.R.S. Employer Identification No.)
 or organization)



      Phillips Building, Bartlesville, OK            74004
   ----------------------------------------        ----------
   (Address of principal executive offices)        (Zip Code)

Securities Act registration statement file number to which this form relates: 333-53519
              ---------

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

     6.375% Notes due 2009         New York Stock Exchange, Inc.
     7% Debentures due 2029        New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                               None


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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

     A description of the Registrant's 6.375% Notes due 2009 and 7% Debentures due 2029 to be registered hereby is contained in the "Description of the Senior Debt Securities and Subordinated Debt Securities" set forth in the prospectus dated June 5, 1998 and "Description of Debentures" set forth in the prospectus supplement dated March 26, 1999, which prospectus and prospectus supplement have been filed on July 1, 1998 under Rule 424(b) of the Securities Act of 1933, as amended, with reference to the Registrant's Registration Statement on Form S-3 (File No. 333-53519), and such descriptions are incorporated herein by this reference.

Item 2.   Exhibits

     1. Restated Certificate of Incorporation, as filed with the State of Delaware July 17, 1989 (incorporated by reference to Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1995).

     2. Bylaws of Phillips Petroleum Company, as amended effective September 14, 1998 (incorporated by reference to Exhibit 3(ii) to Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

     3.   Form of the Registrant's 6.375% Notes due 2009 and
          7% Debentures due 2029.

     4. Indenture dated as of September 15, 1990, as supplemented by Supplemental Indenture No. 1 dated May 23, 1991, between Phillips Petroleum Company and U.S. Bank Trust National Association (formerly Continental Bank, National Association), (incorporated by reference to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933.


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                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             PHILLIPS PETROLEUM COMPANY



Date: April 22, 1999         By /s/ J. Bryan Whitworth
                                ---------------------------------
                                    J. Bryan Whitworth,
                                    Senior Vice President and
                                    General Counsel








The New York Stock Exchange, Inc. hereby authorizes the 6.375% Notes due 2009 and 7% Debentures due 2029 of Phillips Petroleum Company and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Securities Exchange Act of 1934.




                              By
                                ---------------------------------
                                     Janice O'Neill
                                     Vice President
                                     Listing Operations

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